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                                 May 31, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  McDonald's Corporation
     Registration Statement on Form S-4
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Gentlemen:

   In my capacity as Senior Vice President, General Counsel and Secretary of McDonald's Corporation, a Delaware corporation (the "Company"), I have supervised and participated in the legal proceedings and matters in connection with the Registration Statement on Form S-4 (the "Registration Statement") that the Company has filed under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer to exchange for up to 18,000,000 of the Company's outstanding Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of 7.72% Cumulative Preferred Stock, Series E, the Company's Subordinated Deferrable Interest Debentures (the "Debentures") to be issued under an Indenture (the "Indenture") between the Company and First Fidelity Bank, National Association, as trustee, all as more fully described in the Registration Statement to which this opinion is an exhibit.

   I advise you that in my opinion:

   1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has adequate corporate power to own and operate its property and to transact the business in which it is engaged.
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Securities and Exchange Commission
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   2.  When (a) the Registration Statement has become effective under the
Securities Act, and provided no stop order shall have been issued by the Securities and Exchange Commission (the "Commission") relating thereto, (b) the Debentures are qualified for issuance and exchange (or exempt) under the securities laws of the states in which offered for exchange, (c) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly authorized, executed, and delivered by the parties thereto, and (d) Certificates for the Debentures have been approved by the Board of Directors of the Company or a duly authorized committee thereof, and executed on behalf of the Company, by an authorized officer and countersigned, then upon the issuance and exchange of the Debentures in the manner contemplated by the Registration Statement, the Debentures will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to all of the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

   I am aware that I am named in the Registration Statement as counsel for the Company and hereby consent to such use of my name and the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                            Very truly yours,



                            /s/ Shelby Yastrow